Exhibit 99.1

Windtree Therapeutics Announces Up To $520 Million in New Funding to Amplify BNB Cryptocurrency Treasury Strategy

Up to $700 Million Committed to BNB Acquisitions, Reinforcing Innovative Crypto Treasury Strategy

Ninety Nine Percent of the proceeds from both issuances to be used to buy BNB

WARRINGTON, PA – July 24, 2025 – Windtree Therapeutics, Inc. (“Windtree” or the “Company”) (NasdaqCM: WINT), a biotechnology company diversifying its portfolio through strategic initiatives, today announced it has entered into a Common Stock Purchase Agreement for up to $500 million to establish an equity line of credit (“ELOC”) and bolster its BNB cryptocurrency treasury strategy. The company also entered into an additional $20 million stock purchase agreement with Build and Build Corp. Ninety-nine percent of the proceeds from the ELOC and Build and Build Corp will be allocated to acquiring BNB cryptocurrency. The ELOC may not be used until the Company has obtained stockholder approval to increase its authorized shares of common stock.

"We are excited to incorporate these new facilities to enable our future BNB acquisitions as part of our BNB treasury strategy," stated Jed Latkin, CEO of Windtree. "Pending stockholder approval, the opportunity to secure additional funds for purchasing more BNB cryptocurrency is essential to our strategy."

Establishing the ELOC reflects Windtree’s strategy to diversify its treasury assets and leverage the potential of blockchain-based digital currencies. The Company remains committed to prudent financial management while exploring innovative avenues to drive stockholder value.

“Windtree’s strategy to integrate BNB into its treasury reflects a forward-thinking approach to value creation,” said Patrick Horsman, CFA, Director of Build and Build Corp. “The ELOC provides the flexibility and scale needed to execute on this digital asset treasury vision.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Windtree Therapeutics, Inc.

Windtree Therapeutics, Inc. is a diversified company with several divisions, including a cryptocurrency treasury strategy and two promising therapeutic pipelines for which the Company is actively seeking long-term development partners.

About Build and Build Corp

Build and Build Corp is a dynamic company established by Patrick Horsman, Joshua Kruger, and Johnathan Pasch, who together bring over 43 years of expertise in hedge funds and digital asset management. The company is backed by prominent investors, including Discovery Capital, Off The Chain Capital, Kraken, Galaxy Digital, Gaia Digital Asset, and Silvermine, supporting its mission to deliver innovative solutions in the financial and digital asset sectors.

Forward-Looking Statements

The Company may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are based on information available to the Company as of the date of this press release and are subject to numerous important factors, risks, and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations. Examples of such risks and uncertainties include, among other things: risks related to obtaining stockholder approval for the Build and Build Corp transaction and satisfying the other conditions necessary to consummate the transaction and related transactions, including the Company’s abilities to meet the conditions required to make sales pursuant to the ELOC; the Company’s ability to manage costs and execute on its operational and budget plans; risks related to the regulatory environment for cryptocurrency transactions; and the Company’s ability to develop and maintain its BNB Crypto Treasury Strategy. These and other risks are described in the Company’s periodic reports, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that the Company makes in this press release speak only as of the date of this press release. The Company assumes no obligation to update forward-looking statements whether as a result of new information, future events, or otherwise, after the date of this press release.

Contact Information:

Eric Curtis
ecurtis@windtreetx.com